As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8185347
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, 35th Floor New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full Title of the Plan)

David R. Guyer, M.D.

Chief Executive Officer

Ophthotech Corporation

One Penn Plaza, 35th Floor

New York, New York 10119

(Name and Address of Agent for Service)

(212) 845-8200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	1,256,528 shares	$30.36	(2)	$38,149,115	(2)	$4,914.00

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price are calculated on the basis of (a) $31.29, the weighted average exercise price of 422,495 shares subject to outstanding stock option grants under the 2013 Stock Incentive Plan that have not previously been registered under the Securities Act of 1933, as amended, and (b) $29.89, the average of the high and low sale prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on January 27, 2014, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, for the remaining 834,033 shares issuable under the 2013 Stock Incentive Plan which are not yet subject to outstanding options.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2013 Stock Incentive Plan of Ophthotech Corporation (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-191767, filed with the Securities and Exchange Commission on October 16, 2013 by the Registrant, relating to the Registrant’s Amended and Restated 2007 Stock Incentive Plan, as amended, and 2013 Stock Incentive Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of January, 2014.

OPHTHOTECH CORPORATION
By:	/s/ David R. Guyer
David R. Guyer, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ophthotech Corporation, hereby severally constitute and appoint David R. Guyer, Samir C. Patel and Bruce Peacock, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ophthotech Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Guyer	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	January 31, 2014
David R. Guyer, M.D.
/s/ Samir C. Patel	President and Vice Chairman of the Board of Directors	January 31, 2014
Samir C. Patel, M.D.
/s/ Bruce Peacock	Chief Financial and Business Officer (principal financial officer)	January 31, 2014
Bruce Peacock

/s/ Axel Bolte	Director	January 31, 2014
Axel Bolte

/s/ Thomas Dyrberg	Director	January 31, 2014
Thomas Dyrberg, M.D., D.M.Sc.

/s/ Nicholas Galakatos	Director	January 31, 2014
Nicholas Galakatos, Ph.D.

/s/ Michael Ross	Director	January 31, 2014
Michael Ross, Ph.D.

/s/ Glenn Sblendorio	Director	January 31, 2014
Glenn Sblendorio

INDEX TO EXHIBITS

Number	Description

4.1*	Restated Certificate of Incorporation of the Registrant

4.2*	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst &Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1*	2013 Stock Incentive Plan

*                                         Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-190643) and incorporated herein by reference.